EXHIBIT 24

                       INDUSTRIAL DATA SYSTEMS CORPORATION

                                POWER OF ATTORNEY

                                  (Form 10-KSB)


        WHEREAS, INDUSTRIAL DATA SYSTEMS CORPORATION, a Nevada corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1993, as amended (the "Act"), the Annual Report on Form 10-KSB and any supplement or supplements to the Form 10-KSB as may be necessary or appropriate, together with any and all exhibits and documents related to said Form 10-KSB, in connection with the filing of the Company's Form 10-KSB, pursuant to Section 12(g) of the Act.

        NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company does hereby appoint William A. Coskey and Hulda Coskey, and each of them severally, his true and lawful attorney or attorneys-in-fact, with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as a director or officer or both, as the case may be, of the Company, each such Annual Report on Form 10-KSB referred to above,, and any and all amendments thereto, and any supplements to the Form 10-KSB as said attorneys-in-fact or any of them shall deem necessary or appropriate, together with all instruments necessary or incidental in connection therewith, to file the same or cause the same to be filed with the Commission, and to appear before the commission in connection with any matter relating thereto. Each of said attorneys-in-fact shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done, as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts that said attorneys-in-fact and each of them may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has executed this instrument this 11th day of April, 1997.

                                                        /s/ ALAN W. HARVEY
                                                        Alan W. Harvey, Director